Exhibit 99.1

Press Release

Contact: Dale Wilhelm
Vice President & CFO
713-278-6014

NYSE SYMBOL:  THE

TODCO ANNOUNCES SECOND QUARTER 2006 RESULTS

Houston, Texas, August 3, 2006—TODCO (the “Company”) (NYSE-THE) today reported net income for the three months ended June 30, 2006, of $34.7 million, or $0.56 per diluted share, on revenues of $226.1 million compared to $11.0 million, or $0.18 per share, on revenues of $130.5 million for the same quarter of 2005.  The second quarter of 2006 included $32.8 million (or $0.33 per diluted share, after tax) of rig reactivation expense versus only $2.8 (or $0.03 per diluted share, after tax) million of rig reactivation expenses during the second quarter of 2005.  For the three months ended June 30, 2006, earnings before interest, taxes, depreciation and amortization (“EBITDA”) was $75.5 million compared to $40.7 million for the same quarter of 2005.

The improvement in second quarter 2006 results over the same quarter last year was principally caused by improved utilizations and dayrates which will be discussed during TODCO’s publicly accessible second quarter conference call.  The conference call will be at 9:00 a.m. (CDT), Thursday, August 3, 2006.  The conference call can be heard live on the Company’s web site at www.theoffshoredrillingcompany.com or by dialing (800) 374-0113 or (706) 634-5608.  A replay of the conference call will be available for approximately 30 days after the call on the Company’s web site or by dialing (800) 642-1687 or (706) 645-9291, reference code 2347624#.

TODCO is a leading provider of contract oil and gas drilling services with the largest rig fleet in the shallow water of the U.S. Gulf of Mexico and along the U.S. Gulf Coast. TODCO’s common stock is traded on the New York Stock Exchange under the symbol “THE”.For more information about TODCO, please go to the Company’s web site at www.theoffshoredrillingcompany.com.

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2000 W. Sam Houston Pkwy, S. Suite 800 Houston, Texas 77042 713-278-6000 713-278-6101 fax

TODCO AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)

	June 30, 2006	December 31, 2005

	(Unaudited)
ASSETS
Cash and cash equivalents	$216.8	$163.0
Accounts receivable
Trade	156.6	107.4
Related party	9.9	9.9
Other	25.0	9.8
Supplies	4.6	4.9
Deferred income taxes	8.4	8.4
Other current assets	4.1	4.3

Total current assets	425.4	307.7

Property and equipment	943.4	919.7
Less accumulated depreciation	478.2	436.7

Property and equipment, net	465.2	483.0

Other assets	31.0	34.3

Total assets	$921.6	$825.0

LIABILITIES AND STOCKHOLDERS’ EQUITY
Trade accounts payable	$70.1	$42.4
Accrued income taxes	12.3	10.9
Accrued income taxes – related party	69.7	44.9
Debt due within one year	2.3	0.4
Debt due within one year – related party	—	2.9
Interest payable – related party	—	0.1
Other current liabilities	49.7	63.0

Total current liabilities	204.1	164.6

Long-term debt	16.5	16.6
Deferred income taxes	129.7	144.8
Other long-term liabilities	2.0	3.5

Total long-term liabilities	148.2	164.9

Commitments and contingencies
Preferred Stock, $0.01 par value, 50,000,000 shares authorized and no shares issued and outstanding	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized, 61,940,522, shares and 61,521,990 shares issued and outstanding at June 30, 2006 and December 31, 2005, respectively	0.6	0.6
Common stock, Class B, $0.01 par value, no shares authorized at June 30, 2006, and 260,000,000 shares authorized and no shares issued and outstanding at December 31, 2005	—	—
Additional paid-in capital	6,534.0	6,527.2
Retained deficit	(5,965.3)	(6,029.3)
Unearned compensation	—	(3.0)

Total stockholders’ equity	569.3	495.5

Total liabilities and stockholders’ equity	$921.6	$825.0

TODCO AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,

	2006	2005	2006	2005

Operating revenues	$226.1	$130.5	$409.7	$242.4
Costs and expenses
Operating and maintenance	140.6	86.5	247.9	155.4
Depreciation	21.9	23.9	44.2	47.9
General and administrative	10.7	9.9	20.4	18.3
Impairment loss on long-lived assets	0.4	—	0.4	—
Gain on disposal of assets, net	(1.4)	(5.6)	(2.3)	(6.7)

	172.2	114.7	310.6	214.9

Operating income (loss)	53.9	15.8	99.1	27.5
Other income (expense), net
Interest income	2.7	0.8	4.8	1.3
Interest expense	(0.7)	(0.9)	(1.4)	(1.9)
Interest expense – related party	—	—	—	(0.1)
Other, net	(0.3)	1.0	(0.1)	1.5

	1.7	0.9	3.3	0.8

Income before income taxes and cumulative effect of change in accounting principle	55.6	16.7	102.4	28.3
Income tax expense	20.9	5.7	38.5	9.2

Income before cumulative effect of change in accounting principle	34.7	11.0	63.9	19.1
Cumulative effect of change in accounting principle, net of tax	—	—	0.1	—

Net income	$34.7	$11.0	$64.0	$19.1

Net income per common share
Basic:
Income before cumulative effect of change in accounting principle	$0.56	$0.18	$1.04	$0.32

Cumulative effect of change in accounting principle	—	—	—	—
Net income per common share	$0.56	$0.18	$1.04	$0.32
Diluted:
Income before cumulative effect of change in accounting principle	$0.56	$0.18	$1.03	$0.31
Cumulative effect of change in accounting principle	—	—	—	—

Net income per common share	$0.56	$0.18	$1.03	$0.31

Weighted average common shares outstanding:
Basic	61.6	60.3	61.5	60.2
Diluted	62.1	61.2	62.0	61.0

TODCO AND SUBSIDIARIES
SELECTED SEGMENT AND OPERATING DATA
(In millions, except daily amounts)
(Unaudited)

	Three Months Ended

	June 30, 2006	March 31, 2006	June 30, 2005

U.S. Gulf of Mexico Segment
Operating days	1,013	944	1,146
Available days	1,911	1,890	2,063
Utilization	53%	50%	56%
Average rig revenue per day	$104,100	$78,700	$51,000
Operating revenues	$105.5	$74.3	$58.5
Operating and maintenance expenses	65.4	44.0	32.1
Depreciation	10.5	10.7	12.5
Gain on disposal of assets, net	—	—	(3.7)

Operating income	$29.6	$19.6	$17.6

U.S. Inland Barge Segment
Operating days	1,509	1,454	1,256
Available days	2,457	2,430	2,457
Utilization	61%	60%	51%
Average rig revenue per day	$37,200	$33,700	$27,800
Operating revenues	$56.2	$49.0	$34.9
Operating and maintenance expenses	33.4	25.2	24.7
Depreciation	5.2	5.5	5.9
Gain on disposal of assets, net	(1.2)	(0.8)	(1.8)

Operating income	$18.8	$19.1	$6.1

International and Other Segment
Operating days	1,030	970	719
Available days	1,547	1,440	1,304
Utilization	67%	67%	55%
Average rig revenue per day	$43,200	$45,700	$33,900
Operating revenues	$44.5	$44.3	$24.4
Operating and maintenance expenses	33.4	31.7	22.9
Depreciation	5.2	5.1	4.3
Impairment loss on long-level assets	0.4	—	—
Loss on disposal of assets, net	—	—	0.2

Operating income (loss)	$5.5	$7.5	$(3.0)

Delta Towing
Operating revenues	$19.9	$16.0	$12.7
Operating and maintenance expenses	8.4	6.4	6.8
Depreciation	1.0	1.0	1.2
General and administrative expenses	1.1	1.3	1.0
Gain on disposal of assets, net	(0.2)	(0.1)	(0.3)

Operating income	$9.6	$7.4	$4.0

Total Company
Rig operating days	3,552	3,368	3,121
Rig available days	5,915	5,760	5,824
Rig utilization	60%	58%	54%
Operating revenues	$226.1	$183.6	$130.5
Operating and maintenance expenses	140.6	107.3	86.5
Depreciation	21.9	22.3	23.9
General and administrative expenses	10.7	9.7	9.9
Impairment loss on long-level assets	0.4	—	—
Gain on disposal of assets, net	(1.4)	(0.9)	(5.6)

Operating income	$53.9	$45.2	$15.8

TODCO and Subsidiaries
Non-GAAP Financial Measures and Reconciliations
(In millions)
(Unaudited)

	For the Three Months Ended

	June 30, 2006	March 31, 2006	June 30, 2005

Net income to EBITDA
Net income	$34.7	$29.3	$11.0
Adjustments:
Depreciation	21.9	22.3	23.9
Income tax expense	20.9	17.6	5.7
Interest income	(2.7)	(2.1)	(0.8)
Interest expense	0.7	0.7	0.9

EBITDA	$75.5	$67.8	$40.7